Exhibit 99.1
News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	teri.llach@bhnetwork.com

Blackhawk Announces Fourth Quarter and Full Year 2015 Financial Results
Full Year Adjusted Operating Revenues Rise 37%; Full Year Adjusted Diluted EPS Increases 32%
Fourth Quarter Adjusted Diluted EPS Increases 9% to $1.26

Pleasanton, California, February 23, 2016— Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) today announced financial results for the fourth quarter and full year ended January 2, 2016.

$ in millions except per share amounts	Q4'15	Q4'14	% Change

Adjusted Operating Revenues	$381.1	$311.9	22%
Adjusted EBITDA	$107.6	$96.4	12%
Adjusted Net Income	$71.8	$64.1	12%
Adjusted Diluted EPS	$1.26	$1.16	9%
Operating Revenues (GAAP)	$756.4	$658.9	15%
Net Income (GAAP)	$41.6	$42.7	(3)%
Earnings Per Share (GAAP Diluted)	$0.73	$0.77	(5)%

$ in millions except per share amounts	FY'15	FY'14	% Change

Adjusted Operating Revenues	$934.1	$682.7	37%
Adjusted EBITDA	$193.9	$144.6	34%
Adjusted Net Income	$131.6	$96.5	36%
Adjusted Diluted EPS	$2.33	$1.77	32%
Operating Revenues (GAAP)	$1,801.1	$1,445.0	25%
Net Income (GAAP)	$45.6	$45.5	—%
Earnings Per Share (GAAP Diluted)	$0.81	$0.83	(2)%

"Despite soft holiday sales at many retailers, consumer purchases of gift cards remained healthy during the fourth quarter," commented CEO Talbott Roche. "The fourth quarter represented a good finish to an exceptional year at Blackhawk. Adjusted operating revenues, adjusted EBITDA, adjusted net income and adjusted diluted EPS each grew more than 30% for fiscal 2015. Fourth quarter transaction dollar volume growth was driven by growth of closed and open loop gift cards in U.S. and international retail segments. Transaction dollar volume growth in our incentives segment was a healthy 48% during the fourth quarter, primarily due to the acquisitions of Parago and Achievers, and organic growth at InteliSpend. Our fourth quarter adjusted operating revenues grew 22%, or 16%, excluding the impact of pass-through marketing revenues and product sales. GAAP operating revenues for fiscal 2015 totaled $1.8 billion, a 25% increase over fiscal 2014."

CFO Jerry Ulrich added, "Fourth quarter top and bottom line results finished at the high end of our expectations. Adjusted EBITDA growth was lower than revenue growth and adjusted EBITDA margin for the quarter declined by 270 basis points from a year ago due primarily to the acquisition of Achievers which was approximately break-even at the adjusted EBITDA line, as we previously guided. We also incurred certain state taxes in 2015 that were included in general and administrative expenses that reduced our adjusted EBITDA margin by approximately 50 basis points in the 2015 fourth quarter as compared to 2014. While we incurred higher interest expense in 2015 related to increased borrowings for acquisitions, we benefited by a 260 basis point decrease in the effective tax rate on adjusted pre-tax income before cash tax benefits due to reduced state taxes resulting from changes in apportionment applied to prior years and a higher R&D tax credit. As a result, adjusted net income grew at the same rate as adjusted EBITDA."
Free cash flow totaled $65.3 million in fiscal 2015, a 34% increase from fiscal 2014. A reconciliation table of GAAP cash flow to free cash flow is provided in Table 3 of this press release.

GAAP financial results for the fourth quarter of 2015 compared to the fourth quarter of 2014

•
Operating revenues totaled $756.4 million, an increase of 15% from $658.9 million for the quarter ended January 3, 2015. This increase was due to an 8% increase in commissions and fees driven primarily by higher closed loop gift card sales, a 42% increase in program, interchange, marketing and other fees due to higher open loop gift card sales in the U.S. and the acquisitions of Parago and Achievers, and a 35% increase in product sales primarily due to the acquisition of Achievers.

•
Net income totaled $41.6 million compared to net income of $42.7 million for the quarter ended January 3, 2015. The decline was driven primarily by higher stock compensation expense, CardLab's non-cash contingent consideration credit from Q4 2014 that did not repeat in Q4 2015, higher depreciation and increased interest expense related to the acquisitions of Parago and Achievers, partially offset by lower tax expense due to lower state taxes resulting from apportionment changes and higher federal R&D investment tax credits.

•	Earnings per diluted share was $0.73 compared to earnings per diluted share of $0.77 for the quarter ended January 3, 2015. Diluted shares outstanding increased 3.5% to 56.9 million.

Non-GAAP financial results for the fourth quarter of 2015 compared to the fourth quarter of 2014 (see Table 2 for Reconciliation of Non-GAAP Measures)

•	Adjusted operating revenues totaled $381.1 million, an increase of 22% from $311.9 million for the quarter ended January 3, 2015.

•	Adjusted EBITDA totaled $107.6 million, an increase of 12% from $96.4 million for the quarter ended January 3, 2015.

•
Adjusted net income totaled $71.8 million, an increase of 12% from $64.1 million for the quarter ended January 3, 2015. Excluding the impact of the reduction in cash taxes payable, adjusted net income was $58.6 million, an increase over 2014 of 14%.

•
Adjusted diluted EPS was $1.26, an increase of 9% from $1.16 for the quarter ended January 3, 2015. Excluding the impact of the reduction in cash taxes payable, adjusted diluted EPS increased 11% to $1.03.

GAAP financial results for the full year 2015 compared to the full year 2014

•
Operating revenues totaled $1,801.1 million, an increase of 25% from $1,445.0 million for the year ended January 3, 2015. This increase was due to a 14% increase in commissions and fees driven primarily by higher closed loop gift card sales, a 70% increase in program, interchange, marketing and other fees due to the acquisition of Parago, strong open loop gift card sales in the U.S. retail segment, and a 44% increase in product sales resulting from growth at Cardpool and the acquisition of Achievers.

•
Net income totaled $45.6 million compared to net income of $45.5 million for the year ended January 3, 2015. Year-over-year growth was impacted by amortization of intangibles and interest expense related to acquisitions of Parago and Achievers, increased stock compensation expense as well as higher transition and acquisitions costs. These expense increases were partially offset by higher non-cash contingent consideration credits related to the CardLab acquisition and a lower state taxes resulting from apportionment changes and higher federal R&D investment tax credits.

•	Earnings per diluted share was $0.81 compared to earnings per diluted share of $0.83 for the year ended January 3, 2015. Diluted shares outstanding increased 3.7% to 56.3 million.

Non-GAAP financial results for the full year 2015 compared to the full year 2014 (see Table 2 for Reconciliation of Non-GAAP Measures)

•	Adjusted operating revenues totaled $934.1 million, an increase of 37% from $682.7 million for the year ended January 3, 2015.

•	Adjusted EBITDA totaled $193.9 million, an increase of 34% from $144.6 million for the year ended January 3, 2015.

•
Adjusted net income totaled $131.6 million, an increase of 36% from $96.5 million for the year ended January 3, 2015. Excluding the impact of the reduction in cash taxes payable, adjusted net income increased over 2014 by 30% to $89.7 million.

•
Adjusted diluted EPS was $2.33, an increase of 32% from $1.77 for the year ended January 3, 2015. Excluding the impact of the reduction in cash taxes payable, adjusted diluted EPS increased 25% to $1.59.

2016 Guidance

Preliminary guidance for fiscal 2016 includes assumptions and estimates regarding each of the Company’s various operating businesses and shared services resources. Results for U.S. Retail will be negatively impacted by recent measures taken by some retail distribution partners related to their delay in implementing the new secure payment card requirements from Europay, Mastercard and Visa (“EMV" mandate). The failure to implement EMV in their point-of-sale systems has transferred the liability for fraudulent credit card payments from card issuers to the retailers. As a precaution some retailers have taken measures to limit or control the sale of high value open loop cards. We are actively working with these partners to help implement interim fraud control procedures for gift card sales until their point-of-sale upgrades are installed. Based on information provided by our partners, most expect to complete their implementation of EMV compliant systems from March through September. We currently believe sales of the affected open loop cards will normalize over this period. We have included in our guidance a preliminary estimated negative impact of $21 million on Adjusted Operating Revenues and $14 million on Adjusted EBITDA.

Further details regarding the Company's guidance will be provided on the earnings call.

$ in millions except per share amounts	2016 Guidance	2015	% Change

Adjusted Operating Revenues	$1,059 - $1,125	$934	13% - 20%
Adjusted EBITDA	$221 - $234	$194	14% - 21%
Adjusted Net Income	$142 - $150	$132	8% - 14%
Adjusted Diluted EPS	$2.43 - $2.58	$2.33	4% - 11%

Conference Call

The Company will host a conference call to provide additional details on its fourth quarter 2015 financial results and discuss 2016 financial guidance on Wednesday, February 24 at 5:30 a.m. PST / 8:30 a.m. EST. A copy of the webcast presentation slides will be posted to the presentations tab of the Company's investor relations website at approximately 2 p.m. PST on February 23, 2016. Hosting the call will be Talbott Roche, President and Chief Executive Officer, Bill Tauscher, Chairman of the Board, and Jerry Ulrich, Chief Financial & Administrative Officer. Participants may access the live webcast by visiting the Company’s investor relations website located at ir.blackhawknetwork.com. Following the call, an archived webcast will be available on the Company’s investor relations website, or the replay can be accessed by dialing (855) 859-2056. The replay will be available until Thursday, March 12, 2015.

About Blackhawk Network

Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) is a leading prepaid and payments global company which supports the program management and distribution of gift cards, prepaid telecom products and financial service products in a number of different retail, digital and incentive channels. Blackhawk’s digital platform supports prepaid across a network of digital distribution partners including retailers, financial service providers, and mobile applications. For more information, please visit www.blackhawknetwork.com and www.giftcardmall.com.

Use of Non-GAAP Financial Measures

Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Reconciliations of non-GAAP financial measures to Blackhawk’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income, expense, or cash flows that affect Blackhawk’s financial performance under GAAP. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. In addition, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Blackhawk encourages investors and others to review Blackhawk’s financial information in its entirety and not rely on any single financial measure.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as "guidance," "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to generate adequate taxable income to enable us to fully utilize the cash tax benefits referred to in this release, changes in applicable tax law that preclude us from fully utilizing the cash tax benefits referred to in this release, our ability to grow adjusted operating revenues and adjusted net income as anticipated, our ability to grow at historic rates or at all, the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners' businesses decline, our reliance on our content providers, the demand for their products and our exclusivity arrangements with them, our reliance on relationships with card issuing banks, the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services, our reliance on distribution partners implementing EMV during the expected timeline and removing limits and controls of gift card purchases following EMV implementation, the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations, and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission (the "SEC"), including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended January 2, 2015, our Quarterly Report on Form 10-Q for the fiscal quarter ended on June 20, 2015 and our Annual Report on Form 10-K for the year ended January 3, 2016 which is expected to be filed prior to or on March 2, 2016, and other subsequent periodic reports we have filed with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

BLACKHAWK NETWORK HOLDINGS, INC. CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share amounts) (Unaudited)

	16 Weeks Ended	17 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
OPERATING REVENUES:
Commissions and fees	$550,462	$511,458	$1,259,801	$1,107,782
Program, interchange, marketing and other fees	142,478	100,276	373,532	220,257
Product sales	63,494	47,143	167,745	116,924
Total operating revenues	756,434	658,877	1,801,078	1,444,963
OPERATING EXPENSES:
Partner distribution expense	379,850	346,968	874,043	762,245
Processing and services	102,956	85,020	301,228	218,674
Sales and marketing	103,985	78,288	260,638	189,408
Costs of products sold	57,032	44,172	154,625	110,917
General and administrative	32,990	25,156	95,176	66,856
Transition and acquisition	1,548	1,774	7,639	2,134
Amortization of acquisition intangibles	9,198	8,866	27,550	19,705
Change in fair value of contingent consideration	—	(3,722)	(7,567)	(3,722)
Total operating expenses	687,559	586,522	1,713,332	1,366,217
OPERATING INCOME	68,875	72,355	87,746	78,746
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	(32)	(310)	(1,970)	(184)
Interest expense	(4,605)	(3,566)	(13,171)	(5,647)
INCOME BEFORE INCOME TAX EXPENSE	64,238	68,479	72,605	72,915
INCOME TAX EXPENSE	22,361	25,646	26,796	27,490
NET INCOME BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	41,877	42,833	45,809	45,425
Loss (income) attributable to non-controlling interests, net of tax	(263)	(116)	(200)	122
NET INCOME ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$41,614	$42,717	$45,609	$45,547
EARNINGS PER SHARE:
Basic	$0.75	$0.80	$0.84	$0.86
Diluted	$0.73	$0.77	$0.81	$0.83
Weighted average shares outstanding—basic	55,087	52,979	54,294	52,531
Weighted average shares outstanding—diluted	56,900	55,001	56,313	54,309

BLACKHAWK NETWORK HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	Year-end 2015	Year-end 2014
ASSETS
Current assets:
Cash and cash equivalents	$914,576	$911,615
Restricted cash	3,189	5,000
Settlement receivables, net	626,077	526,587
Accounts receivable, net	241,729	181,431
Other current assets	103,319	95,658
Total current assets	1,888,890	1,720,291
Property, equipment and technology, net	159,357	130,008
Intangible assets, net	240,898	170,957
Goodwill	402,489	331,265
Deferred income taxes	339,558	3,502
Other assets	81,764	93,086
TOTAL ASSETS	$3,112,956	$2,449,109
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$1,605,021	$1,383,481
Consumer and customer deposits	84,761	133,772
Accounts payable and accrued operating expenses	119,087	117,118
Deferred revenue	113,458	48,114
Note payable, current portion	37,296	11,211
Notes payable to Safeway	4,129	27,678
Other current liabilities	57,342	54,238
Total current liabilities	2,021,094	1,775,612
Deferred income taxes	18,652	8,743
Note payable	324,412	362,543
Other liabilities	14,700	14,432
Total liabilities	2,378,858	2,161,330
Stockholders’ equity:
Preferred stock	—	—
Common stock	56	54
Additional paid-in capital	561,939	137,916
Accumulated other comprehensive loss	(40,195)	(19,470)
Retained earnings	207,973	162,439
Total Blackhawk Network Holdings, Inc. equity	729,773	280,939
Non-controlling interests	4,325	6,840
Total stockholders’ equity	734,098	287,779
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,112,956	$2,449,109

BLACKHAWK NETWORK HOLDINGS, INC.CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	52 Weeks Ended	53 Weeks Ended
	January 2, 2016	January 3, 2015
OPERATING ACTIVITIES:
Net income before allocation to non-controlling interests	$45,809	$45,425
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property, equipment and technology	40,983	28,548
Amortization of intangibles	32,366	24,371
Amortization of deferred program and contract costs	28,991	24,451
Employee stock-based compensation expense	30,130	15,365
Distribution partner mark-to-market expense	—	1,312
Change in fair value of contingent consideration	(7,567)	(3,722)
Reversal of reserve for patent litigation	—	(3,852)
Excess tax benefit from stock-based awards	(6,823)	(2,730)
Deferred income taxes	29,810	(11,825)
Other	7,748	5,048
Changes in operating assets and liabilities:
Settlement receivables	(111,678)	276,413
Settlement payables	231,662	(86,005)
Accounts receivable, current and long-term	(57,171)	(33,998)
Other current assets	(17,210)	(2,280)
Other assets	(20,434)	(28,379)
Consumer and customer deposits	(54,402)	35,096
Accounts payable and accrued operating expenses	(2,988)	942
Deferred revenue	14,363	17,574
Other current and long-term liabilities	16,877	1,402
Income taxes, net	(2,609)	(16,852)
Net cash provided by operating activities	197,857	286,304
INVESTING ACTIVITIES:
Expenditures for property, equipment and technology	(52,738)	(39,709)
Business acquisitions, net of cash acquired	(115,481)	(237,605)
Investments in unconsolidated entities	(5,877)	—
Change in restricted cash	1,811	(5,000)
Other	(98)	(499)
Net cash used in investing activities	(172,383)	(282,813)

Continued on next page

BLACKHAWK NETWORK HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	52 Weeks Ended	53 Weeks Ended
	January 2, 2016	January 3, 2015
FINANCING ACTIVITIES:
Payments for acquisition liability	(1,811)	—
Proceeds from issuance of note payable	—	375,000
Repayment of note payable	(11,250)	—
Payments of financing costs	(2,063)	(3,783)
Borrowings under revolving bank line of credit	2,473,529	215,000
Repayments on revolving bank line of credit	(2,473,529)	(215,000)
Proceeds from notes payable to Safeway	—	27,678
Repayment on notes payable to Safeway	(14,285)	—
Repayment of debt assumed in business acquisitions	—	(41,984)
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	13,817	9,080
Other stock-based compensation related	(1,729)	(946)
Excess tax benefit from stock-based awards	6,823	2,730
Other	(1,494)	(44)
Net cash provided by (used in) financing activities	(11,992)	367,731
Effect of exchange rate changes on cash and cash equivalents	(10,521)	(9,987)
Increase in cash and cash equivalents	2,961	361,235
Cash and cash equivalents—beginning of year	911,615	550,380
Cash and cash equivalents—end of year	$914,576	$911,615

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments during the year for:
Interest paid (net of amounts capitalized)	$11,691	$4,596
Income taxes paid	$13,880	$28,828
Spin-Off income taxes paid (refunds received) funded by (remitted to) Safeway	$(14,285)	$27,678

Noncash investing and financing activities:
Net deferred tax assets recognized for tax basis step-up with offset to Additional paid-in capital	$363,889	$—
Notes payable to Safeway contributed to Additional paid-in capital	$8,229	$—
Financing of business acquisition with stock	$—	$1,595
Financing of business acquisition with contingent consideration	$—	$13,100
Intangible assets recognized for the issuance of fully vested warrants	$3,147	$—
Conversion of income tax payable and deferred taxes to (from) additional paid-in capital	$(882)	$1,807

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(In thousands except percentages, average transaction value and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	16 Weeks Ended	17 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Transaction dollar volume	$6,964,390	$6,217,572	$16,624,633	$13,539,495
Prepaid and processing revenues	647,181	579,770	1,528,462	1,263,271
Prepaid and processing revenues as a % of transaction dollar volume	9.3%	9.3%	9.2%	9.3%
Partner distribution expense as a % of prepaid and processing revenues	58.7%	59.8%	57.2%	60.3%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	16 Weeks Ended	17 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Prepaid and processing revenues:
Commissions and fees	550,462	511,458	1,259,801	1,107,782
Program, interchange, marketing and other fees	142,478	100,276	373,532	220,257
Marketing revenue	(45,759)	(31,964)	(104,871)	(64,768)
Prepaid and processing revenues	$647,181	$579,770	$1,528,462	$1,263,271
Adjusted operating revenues:
Total operating revenues	$756,434	$658,877	$1,801,078	$1,444,963
Partner distribution expense	(379,850)	(346,968)	(874,043)	(762,245)
Revenue adjustment from purchase accounting	4,467	—	7,073	—
Adjusted operating revenues	$381,051	$311,909	$934,108	$682,718
Adjusted EBITDA:
Net income before allocation to non-controlling interests	$41,877	$42,833	$45,809	$45,425
Interest and other (income) expense, net	32	310	1,970	184
Interest expense	4,605	3,566	13,171	5,647
Income tax expense	22,361	25,646	26,796	27,490
Depreciation and amortization	23,950	20,766	73,349	52,919
EBITDA	92,825	93,121	161,095	131,665
Adjustments to EBITDA:
Employee stock-based compensation	10,274	5,596	30,130	15,365
Distribution partner mark-to-market expense	—	1,400	—	1,312
Acquisition-related employee compensation expense	—	—	3,218	—
Revenue adjustment from purchase accounting	4,467	—	7,073	—
Change in fair value of contingent consideration	—	(3,722)	(7,567)	(3,722)
Adjusted EBITDA	$107,566	$96,395	$193,949	$144,620
Adjusted EBITDA margin:
Total operating revenues	$756,434	$658,877	$1,801,078	$1,444,963
Operating income	$68,875	$72,355	$87,746	$78,746
Operating margin	9.1%	11.0%	4.9%	5.4%
Adjusted operating revenues	$381,051	$311,909	$934,108	$682,718
Adjusted EBITDA	$107,566	$96,395	$193,949	$144,620
Adjusted EBITDA margin	28.2%	30.9%	20.8%	21.2%
Adjusted net income:
Income before income tax expense	$64,238	$68,479	$72,605	$72,915
Employee stock-based compensation	10,274	5,596	30,130	15,365
Distribution partner mark-to-market expense	—	1,400	—	1,312
Acquisition-related employee compensation	—	—	3,218	—
Revenue adjustment from purchase accounting	4,467	—	7,073	—
Change in fair value of contingent consideration	—	(3,722)	(7,567)	(3,722)
Amortization of intangibles	10,732	10,169	32,366	24,371
Adjusted income before income tax expense	89,711	81,922	137,825	110,241
Income tax expense	22,361	25,646	26,796	27,490
Tax expense on adjustments	8,519	4,664	21,144	13,684
Adjusted income tax expense before cash tax benefits	30,880	30,310	47,940	41,174
Reduction in cash taxes payable from amortization of spin-off tax basis step-up	(9,448)	(10,004)	(29,587)	(22,510)
Reduction in cash taxes payable from amortization of acquisition intangibles and utilization of acquired NOLs	(3,777)	(2,600)	(12,345)	(4,831)
Adjusted income tax expense	17,655	17,706	6,008	13,833
Adjusted net income before allocation to non-controlling interests	72,056	64,216	131,817	96,408
Net loss (income) attributable to non-controlling interests, net of tax	(263)	(116)	(200)	122
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$71,793	$64,100	$131,617	$96,530

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES (continued)

	16 Weeks Ended	17 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Adjusted EPS:
Net income attributable to Blackhawk Network Holdings, Inc.	$41,614	$42,717	$45,609	$45,547
Distributed and undistributed earnings allocated to participating securities	(85)	(151)	(147)	(226)
Net income available for common shareholders	$41,529	$42,566	$45,462	$45,321
Diluted weighted average shares outstanding	56,900	55,001	56,313	54,309
Diluted earnings per share	$0.73	$0.77	$0.81	$0.83
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$71,793	$64,100	$131,617	$96,530
Adjusted distributed and undistributed earnings allocated to participating securities	(141)	(226)	(341)	(429)
Adjusted net income available for common shareholders	$71,652	$63,874	$131,276	$96,101
Diluted weighted average shares outstanding	56,900	55,001	56,313	54,309
Adjusted diluted earnings per share	$1.26	$1.16	$2.33	$1.77

TABLE 3: RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW

A significant portion of gift card sales occurs in late December of each year as a result of the holiday selling season. The timing of December holiday sales, cash inflows from our distribution partners and cash outflows to our content providers results in significant but temporary increases in our Cash, cash equivalents and restricted cash, Settlement receivables and Settlement payables balances at the end of each fiscal year relative to normal daily balances. As a result, the year over year comparison of cash generated by operating activities and total changes in cash can vary significantly. In light of this effect on interim periods, set forth below is a calculation of “free cash flow” which we calculate as the net cash flow from operating activities adjusted to exclude the impact from changes in Settlement payables and Settlement receivables, less expenditures for property, equipment and technology. Cash from the sale of prepaid products is held for a short period of time and then remitted, less our commissions, to our content providers, and is significantly impacted by the portion of gift card sales that occur in late December. Because this cash flow is temporary and highly seasonal, it is not available for other uses, and it is therefore excluded from our calculation of free cash flow. Free cash flow provides information regarding the cash that our business generates in interim periods without the fluctuations resulting from the timing of cash inflows and outflows from gift card sales in late December, which we believe is useful to understanding our business.

	52 Weeks Ended	53 Weeks Ended
	January 2, 2016	January 3, 2015
Net cash flow provided by operating activities	$197,857	$286,304
Changes in settlement payables and consumer and customer deposits, net of settlement receivables	(65,582)	(225,504)
Adjusted net cash flow provided by operating activities	132,275	60,800
Expenditures for property, equipment and technology	(52,738)	(39,709)
Free cash flow	79,537	21,091
Adjust for: Safeway cash tax payment reimbursed (refunded)	(14,285)	27,678
Pro forma free cash flow	$65,252	$48,769